SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

LAUFER BRIDGE ENTERPRISES, INC.

NEVADA	333-149177	04-3626788
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

313 South Central Drive, Scarsdale, New York	10583
(Address of principal executive officers)	(Zip Code)

914-419-5586
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE:

On October 14, 2009, the Company filed a Form 8-K/A1 indicating a Date of Report of July 21, 2009. This Amendment is being filed to correct Date of Report to July 22, 2009. In all other respects, it is identical to the 8K/A1 filed October 14, 2009.

Reference is herewith made to Form 8-K filed July 28, 2009 which described, in part, that “On July 22, 2009, Laufer Bridge Enterprises, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) among the Company and certain of its shareholders, Creative Edge Nutrition, Inc., (“Creative”) a Nevada Corporation, and the shareholders of Creative (the “Creative Shareholders”). Pursuant to the terms of the Agreement, the Company agreed to issue to the Creative Shareholders an aggregate of 142,950,000 restricted shares of its common stock in exchange for all of the issued and outstanding shares of Creative. The closing of the Agreement was subject to the fulfillment of certain conditions, including, but not limited to the receipt of all requisite consents, waivers and approvals by the Company and Creative and the transaction closed July 21, 2009.”

Creative was only recently formed by having its Articles of Incorporation filed with the Nevada Secretary of State on May 8, 2009 and is in the business planning stage with activities to date involving

a.

evaluating our product development timetables, budget forecasts and quality of project management systems, procedures and controls as well as a complete competitive analysis for each product line. Evaluating pricing models for each product line and adjusting accordingly;

b.

maintaining competitor knowledge and developing plans to compete. Developing and implementing sales and marketing strategies to introduce new products and penetrate the nutrition market;

c.

branding, marketing and designing our brand, as well as performing the ongoing brand management of the design and refining it as necessary;

d.

continuing to formulate policies and planning recommendations and implementing plans that will assist us in managing human resources financial resources and business development, financial management and forecasting of companies products and develop financial modeling and corporate budget needs;

e.

identifying markets in an effort to maximize revenue and profit;

f.

continue to formulate product development towards getting Good Manufacturing Practice (“GMP”) a standard for processing products approved; and

g.

continue to develop our website as well as performing ongoing maintenance to the site with (SEO) the search engine optimization and Internet marketing. The furthering of the website content (research and development) and the development of various marketing and lead-capture programs has also been a priority.

Lastly, we are in the process of reviewing which high profile athlete/entertainer or trend-setter endorsers who may assist the awareness of both brand and visibility.

Accordingly, there are no pro forma or any other financials to file under this Form 8-K/A1

The Company’s fiscal year ends September 30, 2009 and consolidated financials for the Company and Creative (its wholly owned subsidiary will appear in its Form 10-K for year ended September 30, 2009.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report.

(d)

Exhibits NONE

Financial Statements NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 15, 2009

LAUFER BRIDGE ENTERPRISES, INC.

(Registrant)

/s/ Joel Stohlman

By: JOEL STOHLMAN, PRESIDENT

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